Exhibit 99.1

SMTC Corporation www.smtc.com investorrelations@smtc.com	NEWS RELEASE Nasdaq: SMTX Toronto Stock Exchange: SMX

FOR IMMEDIATE RELEASE

Thursday, September 30, 2004

SMTC Corporation Announces Appointment of President and Chief

Executive Officer and Senior Vice President, Operations; Provides

Transformation Plan Update; Settlement of Claims

TORONTO, September 30, 2004 – SMTC Corporation (Nasdaq: SMTX) (TSX: SMX). The Board of Directors of SMTC Corporation today announced the appointment of Mr. John E. Caldwell as President and Chief Executive Officer effective immediately. Since October 2003, Mr. Caldwell has been interim President and Chief Executive Officer and has also served as Chairman of the Board of Directors of SMTC since March 2004.

Mr. Caldwell brings extensive executive experience to SMTC, including leadership in business transformation and growth strategy. Previously, he held the positions of President and Chief Executive Officer at Geac Computer Corporation and CAE Inc. At Geac, one of Canada’s leading software companies, Mr. Caldwell guided a major turnaround, restoring this company to sustained profitability and positive cash generation. Over his six year tenure as President and Chief Executive Officer of CAE Inc., Mr. Caldwell led the repositioning of the company and grew its flight simulation and industrial businesses to global leadership, more than doubling earnings in the period.

In keeping with the Company’s commitment to maintain sound governance practices, Mr. Caldwell intends to relinquish his position as Chairman in due course in order to separate the role of Chairman of the Board and Chief Executive Officer.

“We are making considerable progress in implementing our transformation plan, positioning SMTC to extend its customer base, restoring revenue and earnings growth and increasing value for our shareholders. I am excited about being a permanent member of the leadership team at this important juncture,” stated Mr. Caldwell.

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SMTC also announced the appointment of Mr. Patrick Dunne to the position of Senior Vice President, Operations. Mr. Dunne will be responsible for the Company’s assembly and solutions operations as well as supply chain and engineering services. Mr. Dunne brings to the position extensive manufacturing and general management experience. Mr. Dunne was a co-founder of Qualtron Teoranta, an Irish based interconnect business that was acquired by SMTC in 2000. Subsequently, he held various business development and operational positions at SMTC, including most recently Senior Vice President, Solutions Operations located in Franklin, Massachusetts.

“We are delighted to announce Patrick Dunne’s appointment today. He brings an exceptional background, company knowledge and strong leadership capabilities to this position. In his most recent role, Patrick was instrumental in significantly improving the operational and financial performance of the Solutions business,” stated John Caldwell.

SMTC’s Chief Operating Officer, Mr. Phil Woodard, who has been on a leave of absence since June, has chosen to retire from the Company. “My career with SMTC has been a very rewarding experience. I believe the company is absolutely on the right track to regain growth and reach its full potential. I plan to continue to be associated with the Company in an advisory capacity,” commented Mr. Woodard.

As part of the execution of its transformation plan, the Company further announces changes to its manufacturing operations which will seek to provide greater focus on new customer and new product introduction and technical activities, improve capacity utilization, align its cost structure to expected revenue, and to remain profitable on a sustained basis.

SMTC’s Toronto, Ontario site will become the Company’s technical centre of excellence, with particular emphasis on assisting current and new customers to develop, prototype

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and bring new products to full production. This site also will continue to manufacture low volume, high complexity printed circuit board assemblies.

The Company’s Chihuahua, Mexico facility will serve as SMTC’s primary assembly operation offering customers high quality services in a highly efficient, cost effective site. SMTC’s operations in Franklin, Massachusetts and San Jose, California will continue to specialize in high precision metal manufacturing and system integration activities. Similarly, SMTC’s engineering design services capability and manufacturing relationship with China based Alco Electronic will continue.

In addition, the Company is streamlining its overhead, selling, general and administrative structure to improve productivity and customer responsiveness and to provide greater focus on key market segments.

As the result of operational and administrative changes, the Company expects to incur restructuring charges of between $2.0 million and $3.0 million related to a layoff of approximately 150 employees, and relocation and transition costs during the third and fourth quarters. Also, the Company has settled a claim in its favour for $1.9 million, related to a four year dispute over obsolete inventory with a former customer. This will be recorded in the Company’s third quarter statement of income. Separately, SMTC is concluding a settlement of a three year old building lease dispute involving the payment of $750,000 over an eighteen month period. This will result in a favourable adjustment of approximately $1.7 million, to a previously recorded restructuring provision, to be forwarded in this fiscal year.

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Mr. Caldwell commented “SMTC’s transformation plan remains on track. The changes announced today are important steps towards sustaining profitability, enhancing competitiveness and providing current and prospective customers with greater value and attention.”

The Company does not expect the above noted restructuring charges and recoveries to impact our revenue and earnings guidance and expects to continue to be profitable in the third and fourth quarters. Revenue for the year likely will be near the bottom of the range of previously announced guidance of $250 to $260 million.

About the Company: SMTC Corporation is a global provider of advanced electronic manufacturing services. The Company’s electronics manufacturing, technology and design centers are located in Appleton, Wisconsin; Boston, Massachusetts; San Jose, California; Toronto, Canada; and Chihuahua, Mexico with a third party facility in Chang An, China. SMTC offers technology companies and electronics OEMs a full range of value-added services. SMTC supports the needs of a growing, diversified OEM customer base primarily within the industrial, networking, communications and computing markets. SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on The Toronto Stock Exchange under the symbol SMX. Visit SMTC’s web site, www.smtc.com, for more information about the Company.

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expect”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements

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include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers’ products and changes in customers’ product sources, competition in the EMS industry, component shortages, and others discussed in the Company’s most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

For further information:

Jane Todd

Senior Vice President and Chief Financial Officer

(905) 479-1810

jane.todd@smtc.com